EX-28(h)(7)(l)

Fourth Amendment to Fund Participation Agreement

This Fourth Amendment (the “Amendment”), by and between Lincoln Variable Insurance Products Trust and Lincoln Investment Advisors Corporation, (collectively, the “Company”), Lincoln Financial Distributors, Inc. (the “Distributor”) and New York Life Insurance and Annuity Corporation (“NYLIAC”), is effective as of May 1, 2018 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 5, 2007 and which was amended by an Addendum dated as of November 1, 2009 (the “Addendum”), Amendment No. 1 dated April 30, 2012 (“First Amendment”), an amendment dated April 1, 2013, and a Third Amendment effective as of December 1, 2014 (collectively the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Exhibit B shall be deleted in its entirety and replaced with Exhibit B attached hereto.

3.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

4.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

5.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

New York Life Insurance and Annuity Corporation	Lincoln Variable Insurance Products Trust

By:	By:	/s/ Jayson R. Bronchetti

Name:	Karen DeToro	Name:	Jayson R. Bronchetti

Title:	Vice President	Title:	President

Date:	Date:

Lincoln Investment Advisors Corporation	Lincoln Financial Distributors, Inc.

By:	/s/ Jayson R. Bronchetti	By:	/s/ John Kennedy

Name:	Jayson R. Bronchetti	Name:	John Kennedy

Title:	President	Title:	SVP, Head of Retirement Solutions Distribution

Date:	Date:	2/23/18

Exhibit A

Funds

Dated as of May 1, 2018

The currently available Funds of the Trust are:

LVIP Baron Growth Opportunities Fund (Service Class)

LVIP SSGA International Index Fund (Standard Class)

LVIP SSGA Bond Index Fund (Standard Class)

LVIP SSGA Developed International 150 Fund (Standard Class)

LVIP SSGA Emerging Markets 100 Fund (Standard Class)

LVIP SSGA Mid-Cap Index Fund (Standard Class)

LVIP Mondrian International Value Fund (Standard Class)

Exhibit B

Separate Accounts of the Life Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts are subject to this Agreement:

NYLIAC Corporate Sponsored Variable Universal Life Separate Account-I

NYLIAC Private Placement Variable Universal Life Insurance Separate Account-I

NYLIAC Private Placement Variable Universal Life Insurance Separate Account-II

NYLIAC Variable Universal Life Separate Account-I

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following contracts are subject to this Agreement:

Corporate Executive Series Variable Universal Life

Corporate Executive Accumulator Variable Universal Life

Legacy Creator Single Premium Variable Universal Life

Variable Universal Life Accumulator

Survivorship Variable Universal Life Accumulator

Lifetime Wealth Variable Universal Life

Flexible Premium Variable Universal Life

Variable Universal Life 2000

Survivorship Variable Universal Life

Variable Universal Life Provider

Variable Universal Life Accumulator Plus

Variable Universal Life Accumulator II

Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933

The following contracts are subject to this Agreement:

CorpExec Private Placement Variable Universal Life